STOCK OPTION AGREEMENT

OF

POWER TECHNOLOGY, INC.

Stock Option Agreement made and entered into as of December 30, 2005 ("Effective Date of Grant"), by and between Power Technology, Inc. (the "Company") and Joey C Jung ("Grantee"), whose address is 6685 Berkeley Street, Vancouver, B.C., V5S 2J5, CANADA.

NOW, THEREFORE, in consideration of the mutual promises and representations herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Grantee hereby agree as follows:

1. OPTION GRANT. The Company hereby grants to Grantee effective on the Effective Date of Grant a non-qualified stock option ("Option") to purchase 450,000 shares of the Company's Common Stock, $.001 par value, at an option exercise price of $ 0.005 per share, subject to the terms and conditions of this Stock Option Agreement.

2. TERMINATION OF OPTION. The Option shall terminate on November 26, 2009, (5 years from effective date.)

3. MANNER OF EXERCISE. The Option may be exercised by notice in writing to the Company accompanied by the following:

3.1 Payment in full in United States dollars in cash or by check of the aggregate option price for the shares of the Company's Common Stock being purchased;

3.2 Payment in full in United States dollars in cash or by check of the amount of any required federal or state withholding tax which will be payable to the Company as a result of such exercise; and

3.3 Such documents, in form and substance satisfactory to the Company in its discretion shall deem necessary or appropriate to evidence Grantee's exercise, in whole or in part, of the Option.

4. ISSUANCE OF SHARES. If the Option is exercised in accordance with the provisions hereof, the Company shall deliver, or cause to be delivered, to the Grantee one or more stock certificates registered in Grantee's name (or in the names of his or her legal representatives, if appropriate) for the shares of stock so acquired as soon as reasonably possible, but not before the earlier November 26, 2006 or the or the completion of the design and fabrication of the equipment necessary for the Company to manufacture its 12 Volt battery in commercial quantities.

BJW JJ

5. TRANSFER OF SHARES. If a registration statement with respect to the issuance of Grantee's shares upon the exercise of the Option was in effect at the time of such issuance, and Grantee is or may be deemed to be an "Affiliate" (as such term is defined in the Act) of the Company at the time of the proposed transfer of Grantee's shares, Grantee will not offer, sell, hypothecate, transfer or otherwise dispose of any of the shares of Common Stock issued pursuant to the exercise of the Option unless either:

5.1 A registration statement with respect to such transfer is then in effect under the Act and such offer, sale, transfer or other disposition is accompanied by a prospectus relating to such registration statement and meeting the requirements of Section 10 of the Act; or

5.2 Counsel satisfactory to the Company renders a reasonable opinion in writing and addressed to the Company and its counsel, that, in the opinion of such counsel, such proposed offer, sale, transfer or other disposition of the shares is exempt from the provisions of Section 5 of the Act in view of the circumstance of such proposed offer, sale, transfer or other disposition pursuant to Rule 144 under the Act.

6. TRANSFERABILITY OF OPTION. The Option shall be transferable only by will or by the laws of descent and distribution and shall be exercisable during Grantee's lifetime only by Grantee.

7. BINDING EFFECT. This Stock Option Agreement shall be binding upon and shall inure to the benefit of any successor in interest of the Company, and, to the extent herein provided and as provided in the Plan, shall be binding upon and inure to the benefit of Grantee's legal representatives, heirs and successors in interest.

THUS EXECUTED AND EFFECTIVE as of the Effective Date of Grant.

COMPANY:

POWER TECHNOLOGY, INC.

Bernard J Walter

Bernard J. Walter, President

GRANTEE:

Joey C. Jung